Exhibit 99.1

LeMaitre Q3 2016 Record Sales $23.2 mm (+22%), Record Op. Income $5.3 mm (+61%)

BURLINGTON, MA, October 26, 2016 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, today reported Q3 2016 results, provided increased guidance, and announced a $0.045/share dividend.

Q3 2016 Results

•	Record sales of $23.2mm, +22% vs. Q3 2015

•	Record operating income of $5.3mm vs. $3.3mm, +61%

•	Record net income of $3.2mm vs. $2.1mm, +54%

•	Record earnings of $0.17 per diluted share vs. $0.11, +48%

•	Record EBITDA of $6.1mm vs $4.0mm, +55%

•	Cash & equivalents up $5.3mm during the quarter to $34.7mm

Q3 2016 sales of $23.2mm increased 22% (+20% organic) vs. Q3 2015. XenoSure and valvulotomes led growth. International sales and Americas sales both increased 22%.

Gross margin improved to 73.3% in Q3 2016 from 71.0% in Q3 2015 largely due to XenoSure and other production efficiencies, improved product mix, and average selling price increases.

Operating expenses in Q3 2016 were $11.7mm, a 15% increase vs. the year-earlier quarter. The Company ended the quarter with 91 sales reps vs. 82 at the end of Q3 2015.

George W. LeMaitre, Chairman and CEO said, “Sales increased 22% in Q3, while operating profits were up 61%. We continue to pursue 10% annual sales growth and 20% annual profit growth.”

Business Outlook

The Company is providing Q4 2016 guidance and raising full-year 2016 guidance as summarized below:

Guidance Summary

	Previous (7/27/2016)	Current
Q4 2016 Sales	N/A	$23.1mm (+13% reported, +13% organic)
Q4 2016 Gross Margin	N/A	73.0%
Q4 2016 Operating Income	N/A	$4.7mm (+52%, 20% op. margin)
2016 Sales	$88.3mm (+13% reported, +12% organic)	$89.0mm (+14% reported, +12% organic)
2016 Gross Margin	70.5%	71.5%
2016 Operating Income	$15.9mm (+38%, 18% op. margin)	$17.1mm (+49%, 19% op. margin)

Baxter Vascu-Guard Safety Alert

On June 24, 2016, Baxter Healthcare Corporation (Baxter) issued a safety alert requesting that hospitals discontinue and quarantine the use of certain lots of its Vascu-Guard peripheral vascular patches. On August 11, 2016 Baxter began releasing newly manufactured lots to fulfill orders while continuing their investigation related to the safety alert. During Q3 2016, LeMaitre Vascular recorded approximately $1.4mm in incremental XenoSure patch sales related to the Baxter issue. The Company expects to retain approximately $500,000 of the increased patch sales in Q4 2016.

Quarterly Dividend

On October 24, 2016, the Company’s Board of Directors approved a quarterly dividend of $0.045/share of common stock. The dividend will be paid December 5, 2016 to shareholders of record on November 21, 2016.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 3268033. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q4 2016 and 2016 sales, gross margin and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$34,650	$27,451
Accounts receivable, net	12,176	11,971
Inventory	17,430	15,205
Prepaid expenses and other current assets	3,979	3,557

Total current assets	68,235	58,184

Property and equipment, net	7,490	7,022
Goodwill	18,206	17,789
Other intangibles, net	5,872	6,336
Deferred tax assets	1,327	1,205
Other assets	176	168

Total assets	$101,306	$90,704

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,148	$1,366
Accrued expenses	10,308	8,837
Acquisition-related obligations	608	165

Total current liabilities	12,064	10,368

Deferred tax liabilities	1,680	1,678
Other long-term liabilities	872	774

Total liabilities	14,616	12,820

Stockholders’ equity
Common stock	200	197
Additional paid-in capital	84,837	82,094
Retained earnings	13,568	8,161
Accumulated other comprehensive loss	(3,213)	(4,049)
Treasury stock	(8,702)	(8,519)

Total stockholders’ equity	86,690	77,884

Total liabilities and stockholders’ equity	$101,306	$90,704

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Net sales	$23,216	$19,025	$65,863	$57,869
Cost of sales	6,197	5,509	19,121	18,106

Gross profit	17,019	13,516	46,742	39,763

Operating expenses:
Sales and marketing	6,541	5,489	19,353	16,866
General and administrative	3,595	3,455	10,343	10,375
Research and development	1,539	1,421	4,619	3,904
Gain on divestiture	—	(360)		(360)
Medical device excise tax	—	190	—	554

Total operating expenses	11,675	10,195	34,315	31,339

Income from operations	5,344	3,321	12,427	8,424

Other income:
Other income (loss), net	(37)	(182)	(19)	(135)

Income before income taxes	5,307	3,139	12,408	8,289

Provision for income taxes	2,078	1,047	4,415	3,061

Net income	$3,229	$2,092	$7,993	$5,228

Earnings per share of common stock
Basic	$0.17	$0.12	$0.43	$0.30

Diluted	$0.17	$0.11	$0.42	$0.29

Weighted - average shares outstanding:
Basic	18,524	17,865	18,423	17,625

Diluted	19,248	18,497	19,103	18,136

Cash dividends declared per common share	$0.045	$0.040	$0.135	$0.120

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2016		September 30, 2015		September 30, 2016		September 30, 2015
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$14,528	63%	$11,916	63%	$39,594	60%	$35,870	62%
International	8,688	37%	7,109	37%	26,269	40%	21,999	38%

Total Net Sales	$23,216	100%	$19,025	100%	$65,863	100%	$57,869	100%

					For the nine months ended
					September 30, 2016
					$	%
Net Sales by Product Category
Biologics					$17,270	26%
Non-biologics					48,593	74%

Total Net Sales					$65,863	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending September 30, 2016
Net sales as reported	$23,216
Impact of currency exchange rate fluctuations	(71)
Net impact of acquisitions excluding currency	(336)

Adjusted net sales		$22,809
For the three months ending September 30, 2015
Net sales as reported	$19,025
Net impact of divestitures excluding currency	(15)

Adjusted net sales		$19,010

Adjusted net sales increase for the three months ending September 30, 2016		$3,799	20%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending December 31, 2016
Net sales per guidance	$23,100
Impact of currency exchange rate fluctuations	133
Net impact of acquisitions excluding currency	(330)

Adjusted net sales		$22,903

For the three months ending December 31, 2015
Net sales as reported	$20,483
Net impact of divestitures excluding currency	(136)

Adjusted net sales		$20,347

Adjusted net sales increase for the three months ending December 31, 2016		$2,556	13%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2016
Net sales per guidance	$88,965
Impact of currency exchange rate fluctuations	167
Net impact of acquisitions excluding currency	(1,243)

Adjusted net sales		$87,889
For the year ending December 31, 2015
Net sales as reported	$78,352
Net impact of divestitures excluding currency	(153)

Adjusted net sales		$78,199

Adjusted net sales increase for the year ending December 31, 2016		$9,690	12%

	For the three months ended		For the nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$3,229	$2,092	$7,993	$5,228
Interest (income) expense, net	(24)	(3)	(55)	(7)
Amortization and depreciation expense	846	825	2,658	2,497
Provision for income taxes	2,078	1,047	4,415	3,061

EBITDA	$6,129	$3,961	$15,011	$10,779

EBITDA percentage increase		55%		39%